Exhibit 10.1

FIRST AMENDMENT OF VENTURE LOAN AND SECURITY AGREEMENT AND WARRANT

This FIRST AMENDMENT OF VENTURE LOAN AND SECURITY AGREEMENT (this “Agreement”), dated as of December 12, 2008, is entered into by and between PHARMASSET, INC., a Delaware corporation (“Borrower”), and HORIZON TECHNOLOGY FUNDING COMPANY V LLC (“Lender”), a Delaware limited liability company.

RECITALS

A.    Borrower and Lender are parties to a certain Venture Loan and Security Agreement dated as of September 30, 2007 (the “Loan Agreement”) pursuant to which Lender, among other things, has (i) provided certain loans to Borrower (“Loans”) as evidenced by (a) a certain Secured Promissory Note (Loan A) executed by Borrower in favor of Lender, dated October 5, 2007, in the original principal amount of Ten Million 00/100 Dollars ($10,000,000) (“Note A”) and (b) a certain Secured Promissory Note (Loan B) executed by Borrower in favor of Lender, dated March 28, 2008 in the original principal amount of Ten Million 00/100 Dollars ($10,000,000) (“Note B” and together with Note A, collectively, the “Notes”).

B.    In consideration for the Lender’s making of the Loans, the Borrower issued a certain Warrant to Purchase Common Stock with a Date of Grant of September 30, 2007 (the “Warrant”).

C.    Borrower has now requested that Lender amend certain provisions of the Loan Agreement to, among other things, (i) reduce the Commitment Amount Loan C (as defined in the Loan Agreement), (ii) revise the Loan Rate (as defined in the Loan Agreement) applicable to Loan C, (iii) extend the Commitment Termination Date Loan C (as defined in the Loan Agreement) and (iv) waive the condition precedent to making Loan C contained in Section 3.3(b)(i) of the Loan Agreement.

D.    Lender is willing to grant such request, but only to the extent, and in accordance with the terms, and subject to the conditions, set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1.    Definitions; Interpretation.  Unless otherwise defined herein, all capitalized terms used herein and defined in the Loan Agreement shall have the respective meanings given to those terms in the Loan Agreement. Other rules of construction set forth in the Loan Agreement, to the extent not inconsistent with this Agreement, apply to this Agreement and are hereby incorporated by reference.

2.    Confirmation.  Borrower hereby acknowledges and agrees that: (i) the Loan Agreement sets forth the legal, valid, binding and continuing obligations of Borrower to Lender, (ii) the Obligations to Lender under the Loan Agreement are secured by validly perfected security interests in all assets of Borrower, excluding Intellectual Property (as defined in the Loan Agreement), and (iii) Borrower has no cause of action, claim, defense or set-off against the Lender in any way regarding or relating to the Loan Agreement or Lender’s actions thereunder and to the extent any such cause of action, claim, defense or set-off ever existed, it is waived and Lender is released from any claims of Borrower. Borrower represents and warrants that no Default or Event of Default has occurred under the Loan Agreement.

3.    Amendments to Loan Agreement.

(a) Borrower and Lender hereby agree that the date “November 30, 2008” which follows the words “Commitment Termination Date Loan C” on the cover page of the Loan Agreement is hereby deleted and replaced with “December 20, 2008”.

(b) Borrower and Lender hereby agree that the amount “$10,000,000” following the words “Commitment Amount Loan C” on the cover page of the Loan Agreement is hereby deleted and replaced with the amount “$3,333,333.00”

(c) Borrower and Lender hereby agree that the definition of “Loan Rate” in Section 1.1 of the Loan Agreement is hereby deleted and replaced with the following:

“Loan Rate” means, (A) with respect to Loan A and Loan B, the per annum rate of interest (based on a year of twelve 30-day months) equal to the greater of (a) 12% or (b) 12% plus the difference between (i) the one month LIBOR Rate (rounded to the nearest one hundredth percent), as reported in the Wall Street Journal, on the date which is five (5) Business Days before the Funding Date for such Loan (or, if the Wall Street Journal is not published on such date, the next earlier date on which it is published) and (ii) 5.32% and (B) with respect to Loan C, the per annum rate of interest (based on a year of twelve 30-day months) equal to 12.5%.

4.    Waiver of Loan C Condition Precedent.  Borrower and Lender hereby agree to waive the condition precedent in Section 3.3(b)(i) of the Loan Agreement and such condition is no longer a condition to the making of Loan C.

5.    Amendment to Warrant.  Borrower and Lender hereby agree that, notwithstanding anything contained in the Warrant to the contrary, because the Commitment Amount Loan C has been reduced (pursuant to Section 3(b) above), the number of “Third Tranche Additional Shares” for which the Warrant is exerciseable shall be 11,065.

6.    Conditions to Effectiveness.  Lender’s consent and agreement herein is expressly conditioned on all of the following:

(a)	Borrower executing and delivering an executed copy of this Agreement;

(b)	Borrower providing a Secretary’s Certificate in form and substance satisfactory similar to Secretary’s Certificate provided by Borrower in connection with the closing of the Loan Agreement; and

(c)	Borrower paying to Lender a fee in the amount of Thirty-Three Thousand Three Hundred Thirty-Three and 33/100 Dollars ($33,333.33)

7.    Effect of Agreement.  On and after the date hereof, each reference to the Loan Agreement in the Loan Agreement or in any other document shall mean the Loan Agreement as amended by this Agreement. Except as expressly provided hereunder, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power, or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement. Except to the limited extent expressly provided herein, nothing contained herein shall, or shall be construed to (nor shall the Borrower ever argue to the contrary) (i) modify the Loan Agreement or any other Loan Document (ii) modify, waive, impair, or affect any of the covenants, agreements, terms, and conditions thereof, or (iii) waive the due keeping, observance and/or performance thereof, each of which is hereby ratified and confirmed by the Borrower. Except as amended above, the Loan Agreement remains in full force and effect.

8.    Headings.  Headings in this Agreement are for convenience of reference only and are not part of the substance hereof.

9.    Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without reference to conflicts of law rules.

10.    Counterparts.  This Agreement may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

11.    Integration.  This Agreement and the Loan Documents constitute and contain the entire agreement of Borrower and Lender with respect to their respective subject matters, and supercede any and all prior agreements, correspondence and communications.

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IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed as of the day and year first above written.

PHARMASSET, INC.		HORIZON TECHNOLOGY FUNDING COMPANY V LLC By: Horizon Technology Finance Management LLC, its agent

By:	/s/ Kurt Leutzinger	By:	/s/ Christopher M. Mathieu
	Name: Kurt Leutzinger	Name:	Christopher M. Mathieu
	Title: CFO	Title:	Senior Vice President & CFO